CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 16, 2021, relating to the financial statements and financial highlights, which appears in AST Cohen & Steers Realty Portfolio, AST Emerging Markets Equity Portfolio, AST Goldman Sachs Small-Cap Value Portfolio, AST Government Money Market Portfolio, AST Hotchkis & Wiley Large-Cap Value Portfolio, AST International Growth Portfolio, AST International Value Portfolio, AST J.P. Morgan International Equity Portfolio, AST Jennison Large-Cap Growth Portfolio, AST Large-Cap Core Portfolio, AST Loomis Sayles Large-Cap Growth Portfolio, AST MFS Global Equity Portfolio, AST MFS Growth Portfolio, AST MFS Large-Cap Value Portfolio, AST Mid-Cap Growth Portfolio, AST Neuberger Berman/LSV Mid-Cap Value Portfolio, AST Small-Cap Growth Portfolio, AST Small-Cap Growth Opportunities Portfolio, AST Small-Cap Value Portfolio, AST T. Rowe Price Large-Cap Growth Portfolio, AST T. Rowe Price Large-Cap Value Portfolio, AST T. Rowe Price Natural Resources Portfolio, AST Wellington Management Hedged Equity Portfolio and AST Multi-Sector Fixed Income Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2020.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 22, 2021, relating to the financial statements and financial highlights, which appears in AST Bond Portfolio 2021, AST Bond Portfolio 2022, AST Bond Portfolio 2023, AST Bond Portfolio 2024, AST Bond Portfolio 2025, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Cohen & Steers Global Realty Portfolio, AST High Yield Portfolio, AST Investment Grade Bond Portfolio, AST Prudential Core Bond Portfolio, AST QMA US Equity Alpha Portfolio, AST Quantitative Modeling Portfolio, AST Western Asset Core Plus Bond Portfolio and AST Western Asset Emerging Markets Debt Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2020.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 24, 2021, relating to the financial statements and financial highlights, which appears in AST Academic Strategies Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST AllianzGI World Trends Portfolio, AST Balanced Asset Allocation Portfolio, AST BlackRock Global Strategies Portfolio, AST BlackRock Low Duration Bond Portfolio, AST BlackRock/Loomis Sayles Bond Portfolio, AST Capital Growth Asset Allocation Portfolio, AST ClearBridge Dividend Growth Portfolio, AST Fidelity Institutional AM® Quantitative Portfolio, AST J.P. Morgan Global Thematic Portfolio, AST J.P. Morgan Strategic Opportunities Portfolio, AST MFS Growth Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Prudential Growth Allocation Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST T. Rowe Price Growth Opportunities Portfolio, AST American Funds Growth Allocation Portfolio, AST BlackRock 60/40 Target Allocation ETF Portfolio, AST BlackRock 80/20 Target Allocation ETF Portfolio, AST Dimensional Global Core Allocation Portfolio, AST Legg Mason Diversified Growth Portfolio, AST Global Bond Portfolio, AST Prudential Flexible Multi-Strategy Portfolio and AST QMA International Core Equity Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2020.

We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 13, 2021